UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

CareTrust REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 400, Mission Viejo, CA		92691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 540-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm.

On June 20, 2014, the audit committee (the “Audit Committee”) of the Board of Directors of CareTrust REIT, Inc. (the “Company”) approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm of the Company, effective immediately.

Deloitte audited (i) the balance sheets of the Company as of December 31, 2013 and October 29, 2013, and (ii) the combined balance sheets of Ensign Properties (as defined below) as of December 31, 2013 and 2012, and the related combined statements of income (loss), comprehensive income (loss), invested equity, and cash flows for each of the three years in the period ended December 31, 2013. “Ensign Properties” refers to the carve-out business of (i) the entities that own the skilled nursing, assisted living and independent living facilities that the Company owns following its spin-off from The Ensign Group, Inc., and (ii) the operations of the three independent living facilities that the Company operates following the spin-off. Ensign Properties is the predecessor of the Company.

The reports of Deloitte on the financial statements of the Company and Ensign Properties did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2013 and 2012, and during the subsequent interim period through June 20, 2014, (i) there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in Deloitte’s reports on the financial statements of the Company or Ensign Properties for such periods, and (ii) there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Deloitte with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Deloitte furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether Deloitte agrees with such disclosures. A copy of Deloitte’s letter, dated June 25, 2014, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Newly Engaged Independent Registered Public Accounting Firm.

On June 20, 2014, the Audit Committee approved the appointment of Ernst & Young LLP (“E&Y”) as the new independent registered public accounting firm of the Company, effective immediately.

During the years ended December 31, 2013 and 2012, and during the subsequent interim period through June 20, 2014, neither the Company, nor anyone on behalf of the Company, consulted with E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company or Ensign Properties, and either a written report or oral advice was provided to the Company that E&Y concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to this item) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this report:

Exhibit Number	Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated June 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2014	CARETRUST REIT, INC.

	By:	/s/ Gregory K. Stapley
Gregory K. Stapley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated June 25, 2014.